Exhibit 5.1

VENABLE LLP

1270 Avenue of the Americas New York, NY 10020

+1 212 307 5500 tel

+1 212 307 5598 fax

August 5, 2020

NavSight Holdings, Inc.

12020 Sunrise Valley Drive, Suite 100

Reston, VA 20191

Ladies and Gentlemen:

We have acted as counsel to Navsight Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-1, File No. 333-240100 (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer and sale by the Company of (a) 20,000,000 units (the “Firm Units”) of the Company, each such unit consisting of one share of Class A common stock of the Company, par value $0.0001 per share (“Common Stock”), and one warrant of the Company (each whole warrant, a “Warrant”); each Warrant entitles the holder thereof to purchase one-half share of Common Stock as specified in the Registration Statement, (b) up to an additional 3,000,000 units that the underwriters will have a right to purchase from the Company to cover over-allotments (the “Option Units” and, together with the Firm Units, the “Units”) and (c) all shares of Common Stock and all Warrants issued as part of the Units as specified in the Registration Statement.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Certificate of Incorporation of the Company that is filed as Exhibit 3.1 to the Registration Statement; (ii) the Amended and Restated Certificate of Incorporation of the Company that is filed as Exhibit 3.2 to the Registration Statement; (iii) the Bylaws of the Company that are filed as Exhibit 3.3 to the Registration Statement; (v) the Registration Statement; (vi) the form of the underwriting agreement proposed to be entered into between the Company and the underwriters named therein (the “Underwriting Agreement”) that is filed as Exhibit 1.1 to the Registration Statement; (vii) the Specimen Unit Certificate that is filed as Exhibit 4.1 to the Registration Statement; (viii) the Specimen Class A Common Stock Certificate that is filed as Exhibit 4.2 to the Registration Statement; (ix) the Specimen Warrant Certificate that is filed as Exhibit 4.3 to the Registration Statement; (x) the form of warrant agreement proposed to be entered into by and between the Company and American Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”) that is filed as Exhibit 4.4 to the Registration Statement; and (xi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

We have further assumed that each of the documents identified in clauses (ii) through (x) of the preceding paragraph will be entered into, adopted or filed as appropriate.

We have assumed that (i) upon sale and delivery of the Units, the Shares, and the Warrants, the certificates representing such Units, Shares, and Warrants will conform to the specimens thereof filed as exhibits to the Registration Statement and will have been duly countersigned by the transfer agent and duly registered by the registrar or, if uncertificated, valid book-entry notations for the issuance of the Units, the Shares, and the Warrants in uncertificated form will have been duly made in the register of the Company and (ii) at the time of execution, countersigning, issuance, and delivery of the Warrants, the Warrant Agreement will be a valid and binding obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms. In addition, in providing the opinions herein, we have relied, with respect to matters related to the Company’s existence, upon the certificates referenced above.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. The Units, when delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, and assuming the due authorization, execution and delivery thereof by American Stock Transfer & Trust Company, as transfer agent, will be validly issued, fully paid and nonassessable.

2. The Common Stock included in the Units, when the Units are delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

3. The Warrants included in the Units, when the Units are delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, and assuming the due authorization, execution and delivery of such Warrants by the Warrant Agent, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

The opinions expressed herein are limited to the laws of the State of New York and the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinions expressly set forth herein. We undertake no, and hereby, disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Venable LLP

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